                                                                                            EXHIBIT 12.01

                                       Travelers Group Inc. and Subsidiaries
                                 Computation of Ratio of Earnings to Fixed Charges
                                    (In millions of dollars, except for ratio)



                                                                                     Six months ended
                                                                                         June 30,
                                                                                 ------------------------

                                                                               1995                   1994
                                                                               ----                   ----

Income from continuing operations
   before income taxes                                                       $1,052                   $925
Interest                                                                        973                    517
Portion of rentals deemed to be interest                                         54                     66
                                                                              -----                  -----
  Earnings available for fixed charges                                       $2,079                 $1,508
                                                                              =====                  =====
Fixed charges
-------------
Interest                                                                       $973                 $  517
Portion of rentals deemed to be interest                                         54                     66
                                                                              -----                  -----
  Fixed charges                                                              $1,027                 $  583
                                                                              =====                  =====

Ratio of earnings to fixed charges                                             2.02x                  2.59x
                                                                              =====                  =====





The ratio of earnings to fixed charges has been computed by dividing earnings from continuing operations before income taxes and fixed charges by the fixed charges. For purposes of these ratios, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.